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                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES

Wholly Owned Subsidiaries:
--------------------------

     - ATA Testing Authority (Holdings) Limited, incorporated in the British Virgin Islands

     - ATA Testing Authority (Beijing) Limited, incorporated in the People's Republic of China

     -    ATA Learning (Beijing) Inc., incorporated in the People's Republic of
          China


Consolidated Affiliated Entity:
-------------------------------

     - ATA Online (Beijing) Education Technology Limited, incorporated in the People's Republic of China